LETTER OF TRANSMITTAL
                        To Tender Shares of Common Stock
                                       of
                       FRONTIER ADJUSTERS OF AMERICA, INC.
              Pursuant to the Offer to Purchase dated May 12, 1999

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THE OFFER WILL  EXPIRE AT 9:00  P.M.,  PACIFIC  TIME,  ON JUNE 10,  1999  UNLESS
TERMINATED EARLIER OR EXTENDED AS PROVIDED IN THE OFFER TO PURCHASE.
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           Delivery by Mail, Overnight Courier, Facsimile, or by Hand
                      to the Information Agent/Depositary:

                         U.S. Stock Transfer Corporation
                              1745 Gardenia Avenue
                                    Suite 200
                             Glendale, CA 91204-2991
                            Telephone: (818) 502-1404
                            Facsimile: (818) 502-0674
                          Confirm receipt of facsimile
                           by telephone (818) 502-1404

PLEASE READ CAREFULLY THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL.

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                NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)
  Please fill in, if blank, exactly as name(s) appear(s) on Share certificates
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                         DESCRIPTION OF SHARES TENDERED
                  (Attach additional signed list if necessary)
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Share Certificate           Total Number of Shares                Number of
     Number(s)            Evidenced by Certificate(s)         Shares Tendered*
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Total Shares..........................................
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* Please  indicate  in this  column the number of Shares you wish to tender.  If nothing is indicated in this column, the total number of Shares evidenced by each certificate delivered with this Letter of Transmittal will be deemed to have been tendered.
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DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THAT SHOWN ABOVE
DOES NOT CONSTITUTE A VALID DELIVERY.

EACH TENDERING SHAREHOLDER MUST COMPLETE PAGES 1, 2 AND 4 OF THIS LETTER OF TRANSMITTAL AND SIGN IT AT PAGE 4. SEE INSTRUCTIONS BEGINNING AT PAGE 7.



[ ] CHECK HERE IF TENDERED SHARES ARE BEING TENDERED PURSUANT TO NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE INFORMATION AGENT/DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s): _______________________________________________

Date of Execution of Notice of Guaranteed Delivery: ____________________________

Name of Institution that Guaranteed Delivery: __________________________________

Window Ticket Number (if any): _________________________________________________


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                                    ODD LOTS
                              (SEE INSTRUCTION 4.)

     To be completed ONLY if Shares are being tendered by or on behalf of a person who owned beneficially, as of the close of business on May 12, 1999, an aggregate of fewer than 100 Shares, and who will continue to own all of such Shares beneficially as of the Expiration Time.

The undersigned either (check one box):

[ ] was the beneficial or record holder as of the close of business on May 12, 1999, of an aggregate of fewer than 100 Shares, and will continue to be the beneficial or record holder of such Shares at the Expiration Time, all of which are being tendered; or

[ ] is a broker,  dealer,  commercial bank, trust company or other nominee that:
(a) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner or record holder, that each such person will continue as the beneficial owner as of the close of business on May 12, 1999, and continues to own beneficially or of record as of the Expiration Time, an aggregate of fewer than 100 Shares and is tendering all such Shares.
--------------------------------------------------------------------------------

Ladies and Gentlemen:

     The undersigned holder(s) of the share certificates referred to on page 1 and transmitted herewith, hereby tender(s) to Frontier Adjusters of America, Inc., an Arizona corporation (the "Company"), the number of shares of Common Stock, par value $0.01 per share (the "Shares") of the Company specified on page 1 and represented by such certificates, pursuant to the Company's offer to purchase the Shares at a price of $2.90 per Share (the "Purchase Price"), net to the seller in cash, set forth in the Offer to Purchase dated May 12, 1999 (the "Offer to Purchase") and in this Letter of Transmittal (collectively, the "Offer"). The undersigned hereby acknowledges receipt of the Offer. Capitalized terms used in this Letter of Transmittal but not defined herein have the meanings provided in the Offer to Purchase.

     Each of the undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby, without restriction, and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, claims, security interests, restrictions, charges and encumbrances, when the same are purchased by the Company in accordance with the Offer. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer to the Company of the Shares tendered hereby.

     The undersigned hereby deposits with U.S. Stock Transfer Corporation (the "Information Agent/Depositary") the above certificates representing Shares being tendered. If certificate numbers are not indicated on page 1, the undersigned is nonetheless depositing all certificates that accompany this Letter of Transmittal. The undersigned hereby sells, assigns and transfers to, or upon the order of, the Company the Shares tendered hereby that are accepted pursuant to the Offer and hereby irrevocably constitutes and appoints the Secretary of the Company the true and lawful attorney-in-fact of the undersigned with respect to such Shares, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:
(a) deliver certificates for such Shares together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company against payment of the Purchase Price pursuant to the Offer, (b) present such Shares for transfer on the books of the Company, (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms of the Offer, and (d) make delivery of certificates for Shares or make payment as provided under "Special Delivery Instructions" below or "Special Payment Instructions" below.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

     The undersigned understands that Shares validly tendered will be purchased at the price of $2.90 per Share, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including provisions applicable to Odd Lot Owners and prorations, and that the Company will return all Shares not purchased because of proration. The undersigned recognizes that the Company will accept only up to 1,000,000 Shares properly tendered in accordance with the terms of the Offer. This Letter of Transmittal is subject to the terms and conditions set forth in the Offer to Purchase.

     Unless otherwise indicated under Special Delivery Instructions below, please issue and mail the check for the Purchase Price for the Shares tendered hereby and send any certificate(s) for unpurchased Shares (and accompanying documents, as appropriate), to the shareholder(s) named at the address(es) shown on page 1. Similarly, unless otherwise indicated below under "Special Payment Instructions," please issue the check for the Purchase Price and any certificate(s) for unpurchased Shares in the name(s) of the shareholder(s) on page 1 and mail such check and any such certificate(s) to the address(es) of such shareholder(s) shown on page 1. The undersigned recognizes that the Company has no obligation to transfer any certificate for Shares delivered herewith from the name of the registered holder(s) thereof if the Company does not purchase any of the Shares represented by such certificate.

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                                    IMPORTANT
                            SHAREHOLDER(S) SIGN HERE
         (PLEASE COMPLETE AND RETURN THE ATTACHED SUBSTITUTE FORM W-9.)

(Must be signed by registered holder(s) exactly as name(s) appear(s) on the certificate(s) for the Shares or on a security position listing or by person(s) authorized to become registered holder(s) by certificates, stock powers and other documents transmitted herewith. If signing is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or any other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

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                            Signature(s) of Owner(s)


Dated:
        ----------------------------------------


Print or type name(s):
                       ---------------------------------------------------------

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Address:
         -----------------------------------------------------------------------

Daytime Area Code and Telephone Number:
                                        ----------------------------------------

Tax Identification or Social Security Nos.:
                                            ------------------------------------


                            GUARANTEE OF SIGNATURE(S)
           (REQUIRED IN CERTAIN INSTANCES - SEE INSTRUCTIONS 1 AND 5.)


Authorized Signature(s) Guaranteed:
                                   ---------------------------------------------

Print or type name(s):
                      ----------------------------------------------------------

Title:
       -------------------------------------------------------------------------

Name of Firm:
             -------------------------------------------------------------------

Address:
         -----------------------------------------------------------------------

Daytime Area Code and Telephone Number:
                                        ----------------------------------------

Dated:
       -------------------------------------------------------------------------

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                                        4

------------------------------------------------------------ -------------------
     SPECIAL PAYMENT INSTRUCTIONS       SPECIAL DELIVERY INSTRUCTIONS (SEE
     INSTRUCTIONS 1, 3, 5, AND 6.)      (SEE INSTRUCTIONS 1, 3, 5, AND 6.)

To be completed ONLY if certificate(s)    To be completed ONLY if certificate(s)
for Shares not tendered or not purchased Shares not tendered or not purchased and any check for the Purchase Price are and any check for the Purchase Price
to be issued in the name of someone       are to be mailed or sent to someone
other than the undersigned.               other than the undersigned, or to the
                                          undersigned at am address other than
                                          that designated above.

Issue Check and Share Certificate to:     Mail Check and Share Certificate to:

Name:________________________________     Name:________________________________


Address: ____________________________     Address: ____________________________


-------------------------------------     --------------------------------------

-------------------------------------     --------------------------------------

-------------------------------------     --------------------------------------
  (Taxpayer Identification or Social       (Taxpayer Identification or Social
           Security Number)                         Security Number)
    (See Substitute From W-9 on              (See Substitute From W-9 on
            reverse side.)                           reverse side.)
--------------------------------------------------------------------------------

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                            PAYER'S NAME: DEPOSITARY
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
SUBSTITUTE                      PART I--Taxpayer  Identification  Number--For     TIN:_____________
FORM W-9                        all  accounts,  enter  your  Social  Security     Social Security Number or
                                Number  (TIN) in the box at right and certify     Employer Identification
                                by signing and dating below.                      Number (If awaiting TIN,
                                                                                  write "Applied For")

Department of the Treasury,     Note: If the account is in more than one name,
Internal Revenue Service        see the chart in the enclosed GUIDELINES to
                                determine which number to give to the payer.

PAYER'S REQUEST FOR TAXPAYER    PART 2--For payees exempt from backup withholding, please write "EXEMPT"
IDENTIFICATION NUMBER ("TIN")   here (see the enclosed GUIDELINES):___________________

-----------------------------------------------------------------------------------------------------------

PART 3--CERTIFICATION--UNDER  PENALTIES OF PERJURY, I CERTIFY THAT: (1) The number shown on this form is my correct Taxpayer  Identification Number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding either because (a) I am exempt from backup  withholding,  (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends,  or (c) the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup  withholding  because of  underreporting  interest or  dividends  on your tax return.
However,  if after  being  notified by the IRS that you were  subject to backup  withholding  you  received another  notification from the IRS that you are no longer subject to backup  withholding,  do not cross out item (2). (Also see instructions in the enclosed GUIDELINES.)
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SIGNATURE:____________________________________________                              DATE:_________________
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NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENT MADE
TO YOU PURSUANT TO THE OFFER.

PLEASE REVIEW THE CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9.

-----------------------------------------------------------------------------------------------------------
                           CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
-----------------------------------------------------------------------------------------------------------

I certify under penalties of perjury that a taxpayer  identification  number has not been issued to me, and that I mailed or delivered an application to receive a taxpayer  identification  number to the  appropriate
Internal Revenue Service Center of Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that,  notwithstanding the information I provided in Part III of the Substitute Form W-9 above (and the fact that I have completed this Certificate of Awaiting  Taxpayer
Identification  Number),  if I  do  not  provide  a  taxpayer  identification  number  to  the  Information
Agent/Depositary  within sixty (60) days, the Information  Agent/Depositary  is required to withhold 31% of all cash payments made to me thereafter until I provide a number.


SIGNATURE _____________________________________________                DATE: _____________________

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IMPORTANT:  THIS  LETTER OF  TRANSMITTAL,  PROPERLY  COMPLETED  AND DULY  EXECUTED  MUST BE RECEIVED BY THE
INFORMATION AGENT/DEPOSITARY ON OR PRIOR TO THE EXPIRATION TIME.

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. GUARANTEE OF SIGNATURES. No signature guarantee is required if either:

         (a) This Letter of Transmittal is signed by the registered holder of the Shares tendered hereby exactly as the name of such registered holder appears on the certificate(s) for such Shares tendered with this Letter of Transmittal and payment and delivery are to be made directly to such owner; or

         (b) Such Shares are tendered for the account of a bank, broker, dealer, credit union, savings association, or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution").

         In all other cases, all signatures on this Letter of Transmittal must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or an Eligible Institution in accordance with applicable law and with the Securities Transfer Agents Medallion Program ("STAMP") operated by Keymark Financial Services, Inc.

         2. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES. This Letter of Transmittal or a facsimile hereof, properly completed and duly executed (with signatures guaranteed, if required), must be used in connection with a tender of Shares and must be actually received by the Information Agent/Depositary at the address set forth on page 1 on or before the Expiration Time. If tendered Shares are registered in different ways on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such certificates.

         You may make copies of this Letter of Transmittal or obtain additional copies from the Information Agent/Depositary at the address and telephone listed on page 1.

THE METHOD OF DELIVERY OF CERTIFICATES FOR SHARES AND OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER. THE COMPANY RECOMMENDS THAT, IF STOCK CERTIFICATES ARE SENT BY MAIL, DELIVERY BE BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPER INSURANCE OBTAINED.

         3. PARTIAL TENDERS. If you want to tender fewer than all of the Shares evidenced by any certificate enclosed herewith, the number of Shares that you want to tender represented by such certificate must be entered on the appropriate line on page 1 under "Number of Shares Tendered" opposite the appropriate certificate number. A new certificate for the remainder of the Shares which were evidenced by such certificate(s) delivered herewith will be sent to the registered holder, unless otherwise provided in the Special Delivery Instructions on page 5, no later than 30 days after the Expiration Time. Unless otherwise indicated, all Shares represented by certificates listed on page 1 are deemed to have been tendered as described in this Instruction 3.

         4. ODD LOTS. As described in Sections 1 and 2 of the Offer to Purchase, if the Company purchases less than all Shares tendered before the Expiration Time because more than 1,000,000 Shares (or such larger number as the Company may elect pursuant to the Offer) are tendered, the Shares purchased first will consist of all Shares tendered by any shareholder who owned beneficially, as of the close of business on May 12, 1999 and continues to own beneficially as of the Expiration Time, an aggregate of fewer than 100 Shares. This preference will not be available unless the box captioned "Odd Lots" on page 2 is completed.

         5.  SIGNATURES,  STOCK  POWERS  AND  ENDORSEMENTS.  If this  Letter  of
Transmittal is signed by the registered holder(s) of the certificate(s) transmitted hereby, such signatures must correspond exactly with the name(s) of such registered holder(s) as they appear on the face of each such certificate, without any alteration or change whatsoever. If any certificate transmitted hereby is registered in the names of two or more holders, all such holders must sign this Letter of Transmittal.

         If this Letter of Transmittal is properly signed by the registered holder(s) of the certificate(s) transmitted hereby, no endorsements of such certificate(s) or separate stock power(s) are required, except as follows:

         (a) If the check for the Purchase Price for Shares purchased is to be made payable and sent to a person other than the registered holder(s), then endorsement of the transmitted certificates or a separate stock power signed by the registered holder(s) of such certificate is required. In such event, signatures on such certificates or stock powers and on this Letter of Transmittal must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or an Eligible Institution in accordance with applicable law and with STAMP (see Instruction 1). or

         (b) If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificates transmitted hereby, each such certificate must be endorsed or accompanied by an appropriate stock power, in either case signed by the registered holder(s) exactly as the name(s) of the registered holder(s) appear(s) on the face of such certificates, without any alteration or change whatsoever. In such event, signatures on such certificates or stock powers and on this Letter of Transmittal must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or an Eligible Institution in accordance with applicable law and with STAMP (see Instruction 1).

         If this Letter of Transmittal is signed by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, partner of a partnership, or any other person acting in a fiduciary or representative capacity, each such person should so indicate when signing, and must deliver to the Depositary proper evidence satisfactory to the Company of such person's authority so to act.

         6. SPECIAL DELIVERY OR PAYMENT INSTRUCTIONS. If the check for the Purchase Price of the Shares purchased or the certificate for Shares not accepted because of proration is to be sent to an address, or is to be issued to a person and sent to an address, different from the registered holder and the address as shown at page 1 of this Letter of Transmittal in the section marked "Name(s) and Address(es) of Registered Holder(s)," then please complete the "Special Delivery Instructions" or the "Special Payment Instructions," as applicable, on page 5.

         7. STOCK TRANSFER TAXES. The Company will pay all stock transfer taxes, if any, payable as a result of the transfer of purchased Shares to the Company pursuant to the Offer. However, the Company will not pay stock transfer taxes payable as a result of a transfer of Shares to any other person or entity prior to or in connection with a tender of the Shares to the Company. If payment is to be made to a person other than the registered holder, or new share certificates are to be registered in the name of any person other than the registered holder, all stock transfer tax stamps required (except as a result of the transfer of purchased Shares to the Company), if any, must be affixed to the certificates or evidence satisfactory to the Company of the payment of or exemption from such tax must be submitted herewith. If such stamps are not affixed, or such other evidence is not submitted to the Company with this Letter of Transmittal, the amount of such stock transfer tax may be deducted from the Purchase Price payable by the Company.

         8. INADEQUATE SPACE. If the space provided on page 1 is inadequate, additional share certificate number(s) and related number of Shares tendered with this Letter of Transmittal should be listed on a separate, signed schedule affixed hereto.

         9. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt), and acceptance of any tender of Shares will be determined solely by the Company, which determinations shall be final and binding. The Company reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Shares or any particular shareholder, and the Company's interpretations of the terms and conditions of the Offer (including these Instructions) shall be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. The Company shall not be obligated to give notice of defects or irregularities in tenders, nor shall it incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived.

         10. ADDITIONAL COPIES. Additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Information Agent/Depositary at the address and telephone number set forth below.

                         U.S. Stock Transfer Corporation
                              1745 Gardenia Avenue
                                    Suite 200
                             Glendale, CA 91204-2991
                            Telephone: (818) 502-1404
                            Facsimile: (818) 502-0674


         11. QUESTIONS. Any questions concerning the tender of Shares under this Letter of Transmittal may be directed to the Information Agent/Depositary at the address and telephone number set forth above.

                            IMPORTANT TAX INFORMATION

         12. CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

         (a) BACKUP WITHHOLDING. In order to prevent the application of Federal income tax backup withholding on payments that are made to a shareholder with respect to Shares purchased pursuant to the Offer, each shareholder of record (or each beneficial owner of Shares, if other than the shareholder of record) (all record and beneficial holders of Shares are referred to herein as "Shareholders") must, unless an exemption applies, provide the Company with such Shareholder's taxpayer identification number on the Substitute Form W-9 set forth on this Letter of Transmittal and certify under penalties of perjury that such number is correct. If the Shareholder is an individual, the taxpayer identification number is such Shareholder's Social Security Number. If the Company is not provided with the correct taxpayer identification number, the Shareholder may be subject to penalties imposed by the Internal Revenue Service.

         If backup withholding applies, the Company is required to withhold 31% of any payments made to the Shareholder. Backup withholding is not an additional tax. Rather, the amount withheld is applied to the taxpayer's Federal income tax liability. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

         Certain Shareholders (including, among others, corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. To qualify as an exempt recipient on the basis of foreign status, a foreign Shareholder must submit to the Company a statement, signed under penalty of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Company. A Shareholder should consult such Shareholder's tax advisor as to such Shareholder's qualification for exemption from the backup withholding and reporting requirements and the procedure for obtaining an exemption.

         (b) WITHHOLDING OF TAX ON CERTAIN FOREIGN PERSONS. Under Federal income tax law, the Company is required to withhold a tax on certain types of payments made to a nonresident alien individual, foreign partnership or foreign corporation. In certain situations, a Shareholder may be exempt from withholding. A Shareholder should consult such Shareholder's tax advisor as to such Shareholder's qualification for exemption from these withholding requirements and the procedure for obtaining an exemption.